Exhibit 1.1

EXECUTION VERSION

US AIRWAYS, INC.

$379,785,000

US Airways Pass Through Certificates, Series 2012-1A-O

$124,958,000

US Airways Pass Through Certificates, Series 2012-1B-O

UNDERWRITING AGREEMENT

April 30, 2012

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

As representatives of the several underwriters named in Schedule II hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

US Airways, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, as trustee under each of the Original Trusts (as defined below) (the “Trustee”), issue and sell to the underwriters named in Schedule II hereto US Airways Pass Through Certificates, Series 2012-1A-O (the “Class A Certificates”) and US Airways Pass Through Certificates, Series 2012-1B-O (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”), in the aggregate face amounts and with the stated interest rates and final expected distribution dates set forth on Schedule I hereto on the terms and conditions stated herein.

The Certificates will be issued pursuant to a Pass Through Trust Agreement, dated December 21, 2010 (the “Basic Agreement”), between the Company and the Trustee, as supplemented with respect to the issuance of each class of Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, an “Original Trust Supplement”), between the Company and the Trustee (the Basic Agreement as supplemented by each such Original Trust Supplement being referred to herein individually as an “Original Pass Through Trust Agreement”). The Original Trust Supplements are related to the creation and administration of the US Airways Pass Through Trust 2012-1A-O (the “Class A Trust”) and the US Airways Pass Through Trust 2012-1B-O (the “Class B Trust” and, together with the Class A Trust, the “Original Trusts”). As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule II, and the term “you” shall mean, collectively, Morgan Stanley & Co. LLC (“MS”), Citigroup Global Markets Inc. (“Citi”) and Goldman, Sachs & Co. (“GS”).

The cash proceeds of the offering of Certificates by each Original Trust will be paid to Wells Fargo Bank Northwest, National Association, as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement to be dated as of the Closing Date (each, an “Escrow Agreement”) among the Escrow Agent, the representatives of the Underwriters, the Trustee of such Original Trust and Wilmington Trust Company, as paying agent (the “Paying Agent”), for the benefit of the holders of the Certificates issued by such Original Trust. The Escrow Agent will deposit such cash proceeds (each, a “Deposit”) with Natixis S.A., a French société anonyme acting through its New York Branch, as depositary (the “Depositary”), in accordance with a Deposit Agreement relating to such Original Trust (each, a “Deposit Agreement”), and, subject to the fulfillment of certain conditions, will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement (as defined below)) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the “Note Purchase Agreement”) among the Company, Wilmington Trust Company, as Trustee of each of the Original Trusts, as Subordination Agent (as hereinafter defined) and as Paying Agent, and Wells Fargo Bank Northwest, National Association, as the Escrow Agent. Each Escrow Agent will issue receipts to be attached to each related Certificate (“Escrow Receipts”) representing each holder’s interest in amounts deposited with such Escrow Agent with respect to the related class of Certificates and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Certificates. The Equipment Notes will be guaranteed by US Airways Group, Inc., a Delaware corporation (the “Parent Guarantor”), as described in the Guarantee dated the Closing Date (the “Guarantee”) of the Parent Guarantor covering the Guaranteed Obligations (as defined in the Guarantee).

Upon the earlier of (i) the first business day after June 30, 2013 and (ii) the fifth business day following the occurrence of a Triggering Event (as defined in the Intercreditor Agreement) (such business day, the “Trust Transfer Date”), or, if later, the date on which all of the conditions set forth in Section 7.01 of the Original Trust Supplements have been satisfied, each of the Original Trusts will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms except as described in the Prospectus (as hereinafter defined) (each, a “Successor Trust” and, together with the Original Trusts, the “Trusts”) governed by the Basic Agreement, as supplemented with respect to each class of Certificates by a separate Pass Through Trust Supplement (individually, a “Successor Trust Supplement”), between the Company and the Wilmington Trust Company, as trustee (the Basic Agreement, as supplemented by each such Successor Trust Supplement, being referred to herein individually as a “Successor Pass Through Trust Agreement” and, together with the Original Pass Through Trust Agreements, the “Designated Agreements”). Each Certificate outstanding on the Trust Transfer Date will represent the same interest in the relevant Successor Trust as the Certificate represented in the Original Trust.

Certain amounts of interest payable on the Certificates issued by the Class A Trust and the Class B Trust will be entitled, in each case, to the benefits of a separate liquidity facility. Natixis S.A., acting through its New York Branch (the “Liquidity Provider”), will enter into separate revolving credit agreements with respect to the Class A Trust and the Class B Trust (collectively, the “Liquidity Facilities”) to be dated as of the Closing Date for the benefit of the holders of the Certificates issued by such Trusts. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date among the Trustees, Wilmington Trust Company, as subordination agent and trustee thereunder (the “Subordination Agent”), and the Liquidity Provider (as amended by Amendment No. 1 thereto dated as of the Closing Date, the “Intercreditor Agreement”).

The Company and the Parent Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-163463), relating to securities (the “Shelf Securities”), including pass through certificates, to be issued from time to time by the Company, and securities, including the Guarantee, to be issued from time to time by the Parent Guarantor. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated December 3, 2009 in the form first used to confirm sales of the Shelf Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Certificates in the form first used to confirm sales of the Shelf Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated April 30, 2012 and distributed to prospective purchasers of the Certificates.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectuses identified in Items 1 and 2 of Schedule IV hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, and any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Capitalized terms used but not defined in this Underwriting Agreement (the “Agreement”) shall have the meanings specified therefor in the Original Pass Through Trust Agreements, the Note Purchase Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Agreements” shall mean the Designated Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Guarantee, the Escrow Agreements, the Deposit Agreements, the Assignment and Assumption Agreements and the Financing Agreements (as defined in the Note Purchase Agreement).

1. Representations and Warranties. (a) Each of the Company and the Parent Guarantor, jointly and severally, represents and warrants to, and agrees with each Underwriter that:

(i) Each of the Company and the Parent Guarantor meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Parent Guarantor, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); the Parent Guarantor was, as of the date of the filing of the Registration Statement and is, as of the date hereof, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); each of the Company and the Parent Guarantor is eligible to use the Registration Statement as an automatic shelf registration statement; and neither the Company nor the Parent Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement, as of the date of the filing did not, as of the date hereof does not, and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not contain and as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date of filing, complied as to form, and the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date hereof, comply as to form, and as amended or supplemented, if applicable, will comply as to form, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 3:15 P.M., Eastern Time, on the date of this Agreement, and the Time of Sale Prospectus, as then amended or supplemented by the Company and the Parent Guarantor, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act), when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when used in connection with the offering of the Certificates does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) the Underwriter Information (as hereinafter defined), (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 or (C) the Depositary Information (as hereinafter defined).

(ii) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Parent Guarantor and its subsidiaries, respectively, taken as a whole, from that set forth in the Time of Sale Prospectus.

(iii) Neither the Company nor the Parent Guarantor is an “ineligible issuer” in connection with the offering of the Certificates pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Parent Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Parent Guarantor has filed in connection with the offering of the Certificates, or is required to file in connection with the offering of the Certificates, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Parent Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, neither the Company nor the Parent Guarantor has prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Certificates.

(iv) The Parent Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Parent Guarantor and its subsidiaries taken as a whole.

(v) Each subsidiary of the Parent Guarantor, including the Company, has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Parent Guarantor, including the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent Guarantor, free and clear of all liens, encumbrances, equities or claims, except liens, encumbrances or claims which would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(vi) The execution and delivery by the Company and the Parent Guarantor of, and the performance by the Company and the Parent Guarantor of their respective obligations under, this Agreement and the Operative Agreements to which the Company or the Parent Guarantor is or will be a party and the consummation by the Company and the Parent Guarantor of the transactions contemplated herein and therein will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Parent Guarantor or any agreement or other instrument binding upon the Company or the Parent Guarantor or any of their respective subsidiaries, that is material to the Company and its subsidiaries or the Parent Guarantor and its subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company, the Parent Guarantor or any of their respective subsidiaries, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Parent Guarantor of their respective obligations under this Agreement and the Operative Agreements to which they are or will be a party and for the consummation of the transactions contemplated herein and therein, except (x) such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (y) except for filings or recordings with the Federal Aviation Administration (the “FAA”) and under the Uniform Commercial Code (the “UCC”) or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the applicable Funding Date (as defined in the Note Purchase Agreement) for each of the ten (10) Airbus A321-231 aircraft and four (4) Airbus A321-211 aircraft (collectively, the “Aircraft”) related to such Financing Agreements and (z) such as may be required in connection with the registration of the “international interests” created pursuant to the indenture under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001.

(vii) This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor and each of the Operative Agreements to which the Company and the Parent Guarantor is or will be a party has been duly authorized and has been or will be duly executed and delivered by the Company or the Parent Guarantor, as the case may be, on or prior to the Closing Date or the applicable Funding Date, as the case may be.

(viii) Each of the Equipment Notes issued or to be issued under each related Indenture (as defined in the Original Trust Supplements), when duly executed and delivered by the Company, and duly authenticated by the related Indenture Trustee in accordance with the terms of such Indenture, has been or will be duly issued under such Indenture, is or will be entitled to the benefits of such Indenture, and constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and subject, in the case of each Successor Pass Through Trust Agreement, to the delayed effectiveness thereof as set forth therein.

(ix) Each of the Operative Agreements (other than the Equipment Notes) to which the Company or the Parent Guarantor is or will be a party, when duly executed and delivered by the Company or the Parent Guarantor, as the case may be, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company or the Parent Guarantor, as the case may be, enforceable in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and subject, in the case of the Successor Pass Through Trust Agreements, to the delayed effectiveness thereof as set forth therein. The Basic Agreement has been duly qualified under the Trust Indenture Act. The Certificates will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries and the Parent Guarantor and its consolidated subsidiaries, respectively, as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries and the Parent Guarantor and its consolidated subsidiaries, respectively, for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein.

(xi) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company, the Parent Guarantor nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus); (ii) neither the Company nor the Parent Guarantor has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Parent Guarantor’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Parent Guarantor, respectively, except in each case as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus); and (iv) there has been no prohibition or suspension of the Company’s operating certificate for the operation of the Company’s aircraft, including as a result of action taken by the FAA or the Department of Transportation (“DOT”).

(xii) The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a).

(xiii) Each of the Company, the Parent Guarantor and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Company currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); each of the Company, the Parent Guarantor and their respective subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company or the Parent Guarantor was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, neither the Company nor the Parent Guarantor has any reason to believe that the Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xiv) When duly executed, authenticated, issued and delivered in the manner provided for in the Original Pass Through Trust Agreements and sold and paid for as provided in this Agreement and as described in the Time of Sale Prospectus, the Certificates will be legally and validly issued and will be entitled to the benefits of the relevant Original Pass Through Trust Agreement; based on applicable law as in effect on the date hereof, upon the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, the Certificates will be legally and validly outstanding under the related Successor Pass Through Trust Agreements; and when executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreements, the Escrow Receipts will be entitled to the benefits of the related Escrow Agreements.

(xv) Each of the Company, the Parent Guarantor and their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, the Parent Guarantor and their respective subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on real property, aircraft and engines, parts, rotables, and other equipment of the Company and the Parent Guarantor and such as are described in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company, the Parent Guarantor or their respective subsidiaries, as the case may be; and any real property and buildings held under lease by the Company, the Parent Guarantor or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Parent Guarantor or their respective subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvi) There are no legal or governmental proceedings pending or, to the Company’s or the Parent Guarantor’s knowledge, threatened to which the Company, the Parent Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Parent Guarantor or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Parent Guarantor to perform its respective obligations under this Agreement or any of the Operative Agreements to which it is or will be a party or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvii) Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company, the Parent Guarantor or their respective subsidiaries exists or, to the knowledge of the Company or the Parent Guarantor, is imminent; and neither the Company nor the Parent Guarantor is aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably likely result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Guarantor and its subsidiaries, respectively, taken as a whole.

(xviii) (i) Each of the Company, the Parent Guarantor and their respective subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the DOT, the FAA or the Federal Communications Commission necessary to conduct the business now operated by it, except where the failure to possess any such Government License would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; (ii) each of the Company, the Parent Guarantor and their respective subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; and (iv) neither the Company nor the Parent Guarantor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xix) The Company, the Parent Guarantor and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xx) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xxi) KPMG LLP, who audited the respective annual consolidated financial statements of the Company and the Parent Guarantor incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(xxii) None of the Parent Guarantor, the Company or the Original Trusts is, and the Successor Trusts (based on applicable law as in effect on the date hereof) will not be, as of the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, none of (i) the Parent Guarantor, the Company and the Original Trusts, (ii) the Successor Trusts (based on the applicable law as in effect on the date hereof), as of the execution and delivery of the Assignment and Assumption

Agreements in accordance with the Original Pass Through Trust Agreements and (iii) the escrow arrangements contemplated by the Escrow Agreements, will result in the creation of an “investment company”, or an entity “controlled” by an “investment company”, as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

(xxiii) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of the Certificates,” “Description of the Deposit Agreements,” “Description of the Escrow Agreements,” “Description of the Liquidity Facilities,” “Description of the Intercreditor Agreement,” “Description of the Equipment Notes,” “Possible Issuance of Class C Certificates and Refinancing of Certificates” and “Material U.S. Federal Income Tax Consequences” insofar as they purport to summarize certain provisions of the Certificates and the Operative Agreements (including exhibits thereto), fairly summarize such terms in all material respects.

(xxiv) None of Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company, the Parent Guarantor, or, to the knowledge of the Company or the Parent Guarantor, has a substantial interest, direct or indirect, in the Company or the Parent Guarantor. To the knowledge of the Company and the Parent Guarantor, none of the officers and directors of any of such Appraisers is connected with the Company, the Parent Guarantor or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(xxv) Neither the Company, the Parent Guarantor nor any of their respective subsidiaries or affiliates, nor, to the Company’s or the Parent Guarantor’s knowledge, any director, officer, or employee, any agent or representative of the Company, the Parent Guarantor or of any of their respective subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Parent Guarantor and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxvi) The operations of the Company, the Parent Guarantor and their respective subsidiaries are and have been conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing

Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Parent Guarantor and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent Guarantor or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Parent Guarantor, threatened.

(xxvii) (i) Each of the Company and the Parent Guarantor represents that neither the Company, the Parent Guarantor nor any of their respective subsidiaries or, to the knowledge of the Company or the Parent Guarantor, any director or officer of the Company, the Parent Guarantor or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authorities (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria).

(ii) Each of the Company and the Parent Guarantor represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Each of the Company and the Parent Guarantor represents and covenants that, for the past four years, it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxviii) Each of the Company and the Parent Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability.

(xxix) Each of the Company, the Parent Guarantor and their respective subsidiaries’ internal controls over financial reporting are effective and the Company, the Parent Guarantor and their respective subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxx) Each of the Company, the Parent Guarantor and their respective subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established.

(b) The Depositary represents and warrants to, and agrees with, each Underwriter and the Company that:

(i) The information pertaining to the Depositary set forth under the caption “Description of the Deposit Agreements—Depositary” (collectively, the “Depositary Information”) in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended and supplemented, does not contain any untrue statement of a material fact.

(ii) The Depositary has been duly organized and is validly existing in good standing under the laws of France and is duly qualified to conduct banking business in the State of New York through its New York Branch, with corporate power and authority to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreements.

(iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreements and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

(iv) The execution and delivery by the Depositary of this Agreement and the Deposit Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

(v) This Agreement has been duly authorized, executed and delivered by the Depositary, and the Deposit Agreements will be duly authorized, executed and delivered by the Depositary on or prior to the Closing Date.

(vi) Each Deposit Agreement, when duly authorized, executed and delivered by the Depositary, assuming that such Deposit Agreement has been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, the Escrow Agent, will constitute the legal, valid and binding obligations of the Depositary, enforceable in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii) Payments of interest and principal in respect of the Deposits are not subject under the laws of France or any political subdivision thereof to any withholdings or similar charges or deductions.

(c) The parties agree that any certificate signed by a duly authorized officer of the Company or the Parent Guarantor and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Certificates, shall be deemed a representation and warranty by (and only by) the Company and/or the Parent Guarantor to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the relevant Trustees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the relevant Trustees, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Certificates set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Certificates, the Escrow Agents shall issue and deliver to the Trustees the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Certificates.

(b) The Company is advised by you that the Underwriters propose to make a public offering of the Certificates as set forth in the Prospectus as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Certificates are to be offered to the public initially at 100% of their face amount (the public offering price) plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

(c) As underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Certificates, including their respective undertakings to distribute the Certificates, the Company will pay to MS for the accounts of the Underwriters the amount set forth in Schedule III hereto, which amount shall be allocated among the Underwriters in the manner determined by you and the

Company. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Certificates (with attached Escrow Receipts) to the Underwriters. Payment of such compensation shall be made by Federal funds check or by wire transfer of immediately available funds.

(d) Delivery of and payment for the Certificates (with attached Escrow Receipts) shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M., New York, New York time, on May 14, 2012 or such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Certificates (with attached Escrow Receipts) being herein called the “Closing Date”). Delivery of the Certificates (with attached Escrow Receipts) issued by the relevant Original Trust shall be made to MS’s account at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Certificates issued by the relevant Original Trust and the related Escrow Receipts attached thereto shall be made by the Underwriters by wire transfer of immediately available funds to the accounts and in the manner specified in the related Escrow Agreements. The Certificates (with attached Escrow Receipts) issued by the relevant Original Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the related Trustee as custodian for DTC and registered in the name of Cede & Co.

(e) The Company agrees to have the Certificates (with attached Escrow Receipts) available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

(f) It is understood that each Underwriter has authorized MS, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Certificates (with attached Escrow Receipts) that it has agreed to purchase. Each of MS, Citi and GS, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

3. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement are subject to the following conditions:

(a) On the Closing Date, you shall have received opinions and a negative assurance statement of Latham & Watkins LLP, outside counsel for the Company and Parent Guarantor, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you.

(b) On the Closing Date, you shall have received an opinion of Squire, Sanders (US) LLP, regulatory counsel of the Company and the Parent Guarantor, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you.

(c) On the Closing Date, you shall have received an opinion of Morris James LLP, counsel for Wilmington Trust Company, individually and as the Loan Trustee, Subordination Agent and Trustee, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you.

(d) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e) On the Closing Date, you shall have received (i) an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Liquidity Provider, and (ii) an opinion of in-house counsel for the Liquidity Provider, in each case, in form and substance reasonably satisfactory to you and dated the Closing Date.

(f) On the Closing Date, you shall have received an opinion of in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you.

(g) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you.

(h) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Certificates, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Parent Guarantor or any of their respective subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)

there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Parent Guarantor and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Certificates on the terms and in the manner contemplated by the Registration Statement, and the Time of Sale Prospectus.

(j) The Underwriters shall have received on the Closing Date (i) a certificate dated the Closing Date, addressed to the Underwriters and signed by an executive officer of the Company, in such officer’s capacity as an officer of the Company and on the Company’s behalf, to the effect set forth in Section 3(i)(i) above and to the effect that: (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (2) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate dated the Closing Date, and signed by an executive officer of the Parent Guarantor, in such officer’s capacity as an officer of the Parent Guarantor and on the Parent Guarantor’s behalf, to the effect set forth in Section 3(i)(i) above and to the effect that: (1) the representations and warranties of the Parent Guarantor contained in this Agreement are true and correct as of the Closing Date and (2) the Parent Guarantor has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each of the officers signing and delivering the respective certificates contemplated in clauses (i) and (ii) may rely upon the best of his or her knowledge as to proceedings threatened.

(k) You shall have received from KPMG LLP, (i) a letter, dated no later than the date hereof and addressed to the Underwriters, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriters, which meets the above requirements, except that the specified date therein referring to certain procedures performed by KPMG LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(l) Each of the Appraisers shall have furnished to you a letter from such Appraiser, addressed to the Company and the Parent Guarantor and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company, the Parent Guarantor or any of their respective affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company, the Parent Guarantor or any of their respective affiliates and (iii) is not connected with the Company, the Parent Guarantor or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(m) At the Closing Date, each of the Operative Agreements (other than the Assignment and Assumption Agreements and the Financing Agreements) shall have been duly executed and delivered by each of the parties thereto.

(n) On the Closing Date, the Class A Certificates and the Class B Certificates shall have received the ratings indicated in the free writing prospectus identified as Item 1 in Schedule IV hereto from the nationally recognized statistical rating organizations named therein.

(o) The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, signed by an executive officer of the Parent Guarantor and in form and substance reasonably satisfactory to you, with respect to the accuracy of certain statistical information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(p) On the Closing Date, the representations and warranties of the Depositary contained in this Agreement shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

4. Certain Covenants of the Company and Parent Guarantor. Each of the Company and the Parent Guarantor covenants with each Underwriter as follows:

(a) If, during such period after the first date of the public offering of the Certificates as, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Certificates by an underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Company or the Parent Guarantor, as the case may be, shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company and the Parent Guarantor) to which Certificates may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus as amended or supplemented, will comply with applicable law.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus in a manner that would affect the offering of the

Certificates, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company or the Parent Guarantor, as the case may be, shall be permitted to make such filing after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to you, upon request, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to the Underwriters during the period mentioned in Section 4(a) or 4(f) hereto, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the face amount of the Certificates and their terms (including, without limitation, the terms of the Escrow Receipts attached thereto) not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the face amount of the Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company, and the Parent Guarantor deem appropriate in connection with the offering of the Certificates. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Parent Guarantor and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company or the Parent Guarantor, as the case may be, shall be permitted to use such free writing prospectus after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

(f) If the Time of Sale Prospectus or any “issuer free writing prospectus” is being used to solicit offers to buy the Certificates at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any “issuer free writing prospectus” conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus or such “issuer free writing prospectus” so that the statements in the Time of Sale Prospectus or such “issuer free writing prospectus” as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus or such “issuer free writing prospectus” is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as amended or supplemented, will comply with applicable law.

(g) To take all reasonable actions to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided that neither the Company nor the Parent Guarantor shall be required to register as a foreign corporation or file any general consent to service of process or subject itself to any additional taxation.

(h) Between the date of this Agreement and the Closing Date, the Company and the Parent Guarantor shall not, without your prior written consent, offer, sell or enter into any agreement to sell any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company or the Parent Guarantor (or rights relating thereto) (other than the sale of US Airways Pass Through Certificates, Series 2012-1C).

(i) To prepare a final term sheet relating to the offering of the Certificates in the form of Annex A hereto and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Certificates.

(j) During the period when a prospectus relating to the Certificates is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(k) To make generally available to the Certificateholders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Parent Guarantor occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Certificates have been sold by the Underwriters, prior to the third anniversary the Company and the Parent Guarantor shall file a new shelf registration statement and take any other action reasonably necessary to permit the public offering of the Certificates to continue without interruption; provided that such requirement to file a new registration statement shall not require the Company or the Parent Guarantor to file any registration statement other than on Form S-3 (or any successor form); references hereinto the Registration Statement shall include the new registration statement declared effective by the Commission.

5. Certain Covenants of the Underwriter. Each Underwriter severally covenants with the Company and the Parent Guarantor not to take any action that would result in the Company or the Parent Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Parent Guarantor thereunder, but for the action of that Underwriter. The Underwriters severally acknowledge and agree that, except as set forth in Schedule IV hereto, neither the Company nor the Parent Guarantor has authorized or approved any “issuer information” for use in any free writing prospectus.

6. Indemnification and Contribution. (a) Each of the Company and the Parent Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or Parent Guarantor information that the Company or Parent Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”) or the Depositary Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Parent Guarantor, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company and the Parent Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act to the same extent as the foregoing indemnity from the Company and the Parent Guarantor to such Underwriter, but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Parent Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of such Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Certificates received by the related Original Trusts (before deducting expenses), less the total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Certificates. The relative fault of the Company and the Parent Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective face amount of Certificates they have purchased hereunder, and not joint.

(e) The Company, the Parent Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Parent Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Parent Guarantor, their respective officers or directors or any person controlling the Company or the Parent Guarantor and (iii) acceptance of and payment for any of the Certificates.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate face amount of the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total face amount of the Certificates, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate face amount of the Certificates with respect to which such default or defaults occurs exceeds 10% of the total face amount of the Certificates and arrangements satisfactory to you and the Company for purchase of such Certificates by other persons are not made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Certificates. If, after giving effect to any such arrangements for the purchase of the Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate face amount of such Certificates that remains unpurchased exceeds 10% of the total face amount of the Certificates, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Parent Guarantor, and their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Parent Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid by it pursuant to Section 10 hereof (other than any reimbursement of out-of-pocket expenses (including reasonable fees and disbursements of counsel) of the Underwriters) and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Parent Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Parent Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Parent Guarantor, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of The New York Stock Exchange or The NASDAQ Global Market, (ii) trading of any securities of the Company or of the Parent Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in your judgment, is material and adverse or (v) any material disruption in securities settlement, payment or clearance services in the United States that would materially impair settlement and clearance with respect to the Certificates and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event specified in clauses (a)(i) through (v) makes it, in your judgment, impracticable or inadvisable to market the Certificates on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Payment of Expenses. As between the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the Company’s obligations under this Agreement, including the following:

(i) expenses incurred in connection with (A) qualifying the Certificates for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as provided in Section 4(g) (including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (B) the review (if any) of the offering of the Certificates by FINRA and (C) the preparation and distribution of any blue sky or legal investment memorandum by Milbank, Tweed, Hadley & McCloy LLP, Underwriters’ counsel;

(ii) expenses incurred in connection with the preparation and making available to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Certificates may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Certificates (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Certificates and the Operative Agreements;

(v) expenses incurred in connection with the delivery of the Certificates to the Underwriters;

(vi) reasonable fees and disbursements of the counsel and accountants for the Company;

(vii) to the extent the Company is so required under any Operative Agreement to which it is a party, the fees and expenses of the Mortgagee, the Subordination Agent, the Trustees, the Paying Agents, the Escrow Agents, the Depositary and the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;

(viii) fees charged by rating agencies for rating the Certificates (including annual surveillance fees related to the Certificates as long as they are outstanding);

(ix) reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters;

(x) all fees and expenses relating to appraisals of the Aircraft; and

(xi) except as otherwise provided in the foregoing clauses (i) through (x), all other expenses incidental to the performance of the Company’s obligations under this Agreement, other than pursuant to Section 6.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equipment Finance Group, facsimile number (212) 761-1781, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Transportation Finance Group, facsimile number (718) 577-5934 and c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Derek J. Kerr, facsimile number (480) 693-2899, with a copy (at the same

Company address) to the Office of the General Counsel, facsimile number (480) 693-5155, provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Underwriters.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Parent Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION.

17. Submission to Jurisdiction; Venue; Appointment of Agent.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

18. No Fiduciary Duty. Each of the Company and the Parent Guarantor hereby acknowledges that in connection with the offering of the Certificates: (a) the Underwriters have acted at arm’s length, are not agents and owe no fiduciary duties to, the Company, the Parent Guarantor or any other person, (b) the Underwriters owe the Company and the Parent Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company and the Parent Guarantor. Each of the Company and the Parent Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Certificates.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Parent Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Depositary, the Parent Guarantor and the Company in accordance with its terms.

Very truly yours,

US AIRWAYS, INC.

By:	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

US AIRWAYS GROUP, INC.

By:	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

The foregoing Underwriting Agreement

is hereby confirmed and accepted

as of the date first above written

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

For themselves and on behalf of the several Underwriters listed in Schedule II hereto.

By: MORGAN STANLEY & CO. LLC

By:	/s/ Heidi Ho
Name: Heidi Ho
Title: Executive Director

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Bliemel
Name: Thomas Bliemel
Title: Managing Director

By: GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

NATIXIS S.A.

New York Branch,

as Depositary

By:	/s/ Louis Douady
Name: Louis Douady
Title: Managing Director

By:	/s/ Louis Douady
Name: Louis Douady
Title: Managing Director

SCHEDULE I

(US Airways Pass Through Certificates, Series 2012-1)

US AIRWAYS, INC.

Certificate Designation	Aggregate Face Amount	Stated Interest Rate	Final Expected Distribution Date
2012-1A-O	$379,785,000	5.90%	October 1, 2024
2012-1B-O	$124,958,000	8.00%	October 1, 2019

SCHEDULE II

Underwriters	2012-1A-O	2012-1B-O
Morgan Stanley & Co. LLC	$142,419,375	$46,859,250

Citigroup Global Markets Inc.	72,159,150	23,742,020

Goldman, Sachs & Co.	94,946,250	31,239,500

Barclays Capital Inc.	37,978,500	12,495,800
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,483,875	9,371,850
Natixis Securities Americas LLC	3,797,850	1,249,580

Total:	$379,785,000	$124,958,000

SCHEDULE III

US AIRWAYS, INC.

Underwriting commission and other compensation:	$5,678,359

Closing date, time and location:	May 14, 2012 10:00 A.M., New York, New York time

Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005

SCHEDULE IV

Free Writing Prospectuses

1.	Free writing prospectus dated April 30, 2012 in the form attached hereto as Annex A

2.	Free writing prospectus dated April 30, 2012 (pricing supplement) in the form attached hereto as Annex B

3.	Free writing prospectus in the form of the net roadshow investor presentation of the Company dated April 30, 2012

4.	Free writing prospectus in the form of the net roadshow investor presentation (upsize) of the

Company dated April 30, 2012